Exhibit 2.2

Execution Version

US 4750264

FIRST AMENDMENT OF PURCHASE AND SALE AGREEMENT

This First Amendment of Purchase and Sale Agreement (the “Amendment”) dated November 18, 2016, is made by and between Gastar Exploration Inc., a Delaware corporation (“Seller”) and Red Bluff Resources Operating, LLC, a Delaware limited liability company (“Buyer”).  Buyer and Seller are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

WHEREAS, the Parties entered into that certain Purchase and Sale Agreement dated as of October 19, 2016 (the “PSA”); and

WHEREAS, the Parties desire to amend the PSA as provided herein by executing this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises contained in this Amendment, the benefits to be derived by each party hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.	Amendment to PSA.
(a)	Exhibit A – Part 1A to the PSA is hereby deleted and replaced in its entirety with the amended and restated Exhibit A – Part 1A attached as Exhibit A to this Amendment;
(b)	Exhibit A – Part 1B to the PSA is hereby deleted and replaced in its entirety with the amended and restated Exhibit A—Part 1B attached as Exhibit B to this Amendment; and
(c)	Schedule 6.01(m) to the PSA is hereby deleted and replaced in its entirety with the amended and restated Schedule 6.01(m) attached as Exhibit C to this Amendment.
2.	Confirmation. Except as otherwise provided herein, the provisions of the PSA shall remain in full force and effect in accordance with their respective terms following the execution of this Amendment.
3.

Amendment and Ratification.  This Amendment may be amended only by an instrument in writing executed by all Parties.  This Amendment is entered into in connection with, and supplements the terms and provisions of, the PSA.  The PSA and all other documents and instruments executed and delivered pursuant to the terms of the PSA are hereby amended so that any reference therein to the PSA shall mean a reference to the PSA as amended hereby.  Except as expressly amended and supplemented by this Amendment, each Party hereby ratifies and confirms the terms and provisions of the PSA for all purposes and agrees that the PSA, as so amended and supplemented hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.  In the event of a conflict between the terms of this Amendment and the terms of the PSA, the terms of this Amendment shall control.

4.

Entire Agreement.  This Amendment, the PSA, the Confidentiality Agreement, and the documents to be executed pursuant hereto and thereto, and the exhibits and schedules attached hereto and thereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof and thereof.  No supplement, amendment, alteration, modification, waiver or termination of this Amendment or the PSA shall be binding unless executed in writing by the Parties and specifically referencing this Amendment and the PSA as being supplemented, amended, altered, modified, waived or terminated.
5.

Miscellaneous:  Capitalized terms used, but not defined herein, shall have the meanings given to those terms in the PSA.  Sections 15.05 (No Third Party Beneficiaries), 15.06 (Assignment), 15.07 (Governing Law), 15.09 (Notices), 15.10 (Severability), 15.11 (Counterparts) of the PSA shall apply to this Amendment as if set forth in full in this Amendment, mutatis mutandis. Unless otherwise provided, all references to “Section” are references to sections in the PSA.

Signature Pages Follow

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SELLER

By:	GASTAR EXPLORATION INC.

By: /s/ Henry J. Hansen

Name:Henry J. Hansen

Title:Vice President, Land

[Signature Page to First Amendment of Purchase and Sale Agreement]

BUYER

By:	RED BLUFF RESOURCES OPERATING, LLC

By: /s/ Timothy K. Haddican

Name:Timothy K. Haddican

Title:Chief Executive Officer

[Signature Page to First Amendment of Purchase and Sale Agreement]